Exhibit 99.1
              Press Release of the Registrant dated April 26, 2005

        Pope Resources Reports First Quarter Net Income of $4.6 Million

     POULSBO, Wash.--(BUSINESS WIRE)--April 26, 2005--Pope Resources (Nasdaq:POPEZ) reported net income of $4.6 million, or 97 cents per diluted ownership unit, on revenues of $16.7 million for the first quarter ended March 31, 2005. This compares to net income of $4.0 million, or 87 cents per diluted ownership unit, on revenues of $11.7 million for the comparable period in 2004.
     Earnings before interest, taxes, depreciation, depletion, and amortization (EBITDDA) were $9.6 million for the current quarter versus $6.4 million for the comparable period in 2004.
     "We enjoyed one of the strongest quarters in the Partnership's history, with solid performances across all three of our business segments," said David
L. Nunes, President and CEO. "Following two timberland acquisitions which closed in 2004, first quarter log harvest volume for our Fee Timber segment increased 13%, from 20 million board feet (MMBF) in 2004 to 23 MMBF in 2005. Average log prices were also up $40 per thousand board feet (MBF), representing a 7% increase over 2004's first quarter log prices. However, due to the addition of log harvest volume coming from a fourth quarter acquisition, which carries a significantly higher non-cash depletion expense, operating income for our Fee Timber segment declined by $1.1 million, from $6.1 million in 2004 to $5.0 million in 2005. Our Timberland Management & Consulting segment generated an operating profit for the first time in five quarters on the strength of our new management agreement with Cascade Timberlands LLC, which spans 522,000 acres of timberland in Washington and Oregon. This new contract, initiated in January 2005, propelled first quarter operating income to $0.8 million, compared to an operating loss of $0.4 million in 2004. Lastly, our Real Estate segment got off to a strong start with higher rural residential land sales leading to operating income of $0.6 million in the first quarter of 2005, compared to an operating loss of $0.2 million for the comparable period in 2004."
     The decrease in Fee Timber operating income in the first quarter of 2005 compared to the prior year is attributable to an increase in current quarter depletion expense that more than offset the current quarter's comparatively higher harvest volumes and realized log prices. The increase in depletion expense stemmed from harvest activity on timberland purchased in the fourth quarter of 2004 for which a separate depletion pool was created. The separate depletion pool was created because the timber inventory from this acquisition was almost completely merchantable. We expect to harvest a total of approximately 79 MMBF in 2005, of which 21 MMBF is expected to come from this separate depletion pool. The depletion cost resulting from log harvests on this acquired timberland will approximate the net stumpage value (delivered log price less harvesting and transportation cost) realized on the sale of this particular timber. As such, the incremental harvest from this acquired property will result in a negligible net income impact while nonetheless generating operating cash flow or EBITDDA. Fee Timber EBITDDA increased from $7.6 million in the first quarter of 2004 to $8.9 million in the first quarter of 2005 in contrast with the aforementioned decline in operating income when comparing the two periods.
     The Partnership's debt to total capitalization ratio was 36% as of March 31, 2005, down from 42% at the end of the first quarter of 2004.
    The Partnership does not expect first quarter 2005 financial results to be indicative of results for each of the ensuing quarters in 2005. With no internal sawmills to supply, the Partnership is able to capitalize on short-term market conditions by altering the timing of planned annual harvest volumes. For example, timber volume harvested in the first quarter represented 29% of the planned 2005 harvest of 79 MMBF. Similarly, as a result of strong market conditions, the Real Estate segment has completed about 50% of their planned development property sales in 2005 as of the end of the first quarter.

     About Pope Resources

     Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage over 640,000 acres of timberland and development property in Washington and Oregon. In addition, we provide forestry consulting and timberland management services to third-party owners and managers of timberland in Washington, Oregon, and California. The company and its predecessor companies have owned and managed timberlands and development properties for more than 150 years. Additional information on the company can be found at www.orm.com. The contents of our website are not incorporated into this release or into our filings with the Securities and Exchange Commission.

     This press release contains a number of projections and statements about our expected financial condition, operating results, business plans and objectives. These statements reflect management's estimates based on current goals and its expectations about future developments. Because these statements describe our goals, objectives, and anticipated performance, they are inherently uncertain, and some or all of these statements may not come to pass. Accordingly, they should not be interpreted as promises of future management actions or financial performance. Our future actions and actual performance will vary from current expectations and under various circumstances the results of these variations may be material and adverse. Some of the factors that may cause actual operating results and financial condition to fall short of expectations include factors that affect our ability to anticipate and respond adequately to fluctuations in the market prices for our products; environmental and land use regulations that limit our ability to harvest timber and develop property; labor, equipment and transportation costs that affect our net income; and economic conditions that affect consumer demand for our products and the prices we receive for them. Other factors are set forth in that part of our Annual Report on Form 10-K entitled "Management's Discussion & Analysis of Financial Condition and Results of Operation - Risks and Uncertainties." Other issues that may have an adverse and material impact on our business, operating results, and financial condition include those risks and uncertainties discussed in our other filings with the Securities and Exchange Commission. Forward-looking statements in this release are made only as of the date shown above, and we cannot undertake to update these statements.
     Management considers earnings (net income or loss) before interest expense, income taxes, depreciation, depletion and amortization (EBITDDA) to be a relevant and meaningful indicator of liquidity and earnings performance commonly used by investors, financial analysts and others in evaluating companies in its industry and, as such, has provided this information in addition to the generally accepted accounting principle-based presentation of net income or loss and cash from operations. In that context, "depletion" refers to a measure of the reduction in value of timberland upon the harvest of growing timber from that land.


            Pope Resources, A Delaware Limited Partnership
                              Unaudited

                CONSOLIDATED STATEMENTS OF OPERATIONS
           (all amounts in $000's, except per unit amounts)

                                                   Three months ended
                                                        March 31,
                                                       2005     2004
                                                    --------  -------

Revenues                                           $ 16,656  $11,732
Costs and expenses:
     Cost of sales                                   (7,804)  (4,488)
     Operating expenses                              (3,181)  (2,496)
     Interest, net                                     (717)    (750)
                                                    --------  -------
        Total expenses                              (11,702)  (7,734)
                                                    --------  -------
Income before income taxes                            4,954    3,998
     Income tax (expense)                              (247)       -
                                                    --------  -------
Income before minority interest                       4,707    3,998
     Minority interest                                 (101)       -
                                                    --------  -------
Net income                                         $  4,606  $ 3,998
                                                    ========  =======

Weighted average units outstanding -
 Basic (000's)                                        4,561    4,518
Weighted average units outstanding -
 Diluted (000's)                                      4,730    4,575

Basic net income per unit                          $   1.01  $  0.88
Diluted net income per unit                        $   0.97  $  0.87



                     CONSOLIDATED BALANCE SHEETS
                       (all amounts in $000's)
                                                        March 31,
                                                      2005     2004
                                                    -------  -------
Assets:
    Cash and short-term investments                $ 4,472  $ 3,358
    Other current assets                             3,802    3,575
    Roads and timber                                61,023   54,903
    Properties and equipment                        26,604   24,918
    Other assets                                     1,112    1,375
                                                    -------  -------
        Total                                      $97,013  $88,129
                                                    =======  =======
Liabilities and partners' capital:
    Current liabilities                            $ 4,946  $ 3,486
    Long-term debt, excluding current portion       32,504   34,574
    Other long-term liabilities                        211      333
                                                    -------  -------
    Total liabilities                               37,661   38,393
    Partners' capital                               59,352   49,736
                                                    -------  -------
        Total                                      $97,013  $88,129
                                                    =======  =======


            RECONCILIATION BETWEEN NET INCOME AND EBITDDA
                       (all amounts in $000's)

                                            Three months ended
                                      31-Mar-05  31-Mar-04  31-Dec-04
                                      ---------  ---------  ---------
Net income                             $ 4,606    $ 3,998    $   820
Added back:
   Interest, net                           717        750        728
   Depletion                             3,843      1,471      1,353
   Depreciation and amortization           152        168        152
   Income tax expense                      247          -
Less:
   Income tax benefit                        -          -          -
                                        -------    -------    -------
EBITDDA                                $ 9,565    $ 6,387    $ 3,053
                                        =======    =======    =======


       RECONCILIATION BETWEEN CASH FROM OPERATIONS AND EBITDDA
                       (all amounts in $000's)

                                             Three months ended
                                       31-Mar-05 31-Mar-04  31-Dec-04
                                       --------- ---------  ---------
Cash from operations                     $6,893    $4,225     $3,595
Added back:
   Change in working capital              1,993     1,519          -
   Interest                                 717       750        728
   Deferred profit                                      -          -
   Income tax expense                       247         -          -
   Other                                      1         1          -
Less:
   Change in working capital                  -         -       (824)
   Deferred profit                         (152)     (108)      (275)
   Income tax benefit                         -         -          -
   Cost of land sold                       (134)        -       (169)
   Other                                      -         -         (2)
                                       --------- ---------  ---------
EBITDDA                                  $9,565    $6,387     $3,053
                                       ========= =========  =========

                         SEGMENT INFORMATION
                       (all amounts in $000's)

                                            Three months ended
                                      31-Mar-05  31-Mar-04  31-Dec-04
                                      ---------  ---------  ---------
Revenues:
   Fee Timber                          $13,663    $11,411    $ 5,576
   Timberland Management &
    Consulting (TM&C)                    1,614        126        602
   Real Estate                           1,379        195      1,799
                                        -------    -------    -------
       Total                            16,656     11,732      7,977
EBITDDA:
   Fee Timber                            8,911      7,633      2,960
   TM&C                                    863       (382)       (10)
   Real Estate                             671       (218)       904
   General & administrative               (880)      (646)      (801)
                                        -------    -------    -------
       Total                             9,565      6,387      3,053
Depreciation, depletion and
 amortization:
   Fee Timber                            3,869      1,502      1,395
   TM&C                                     21         22         22
   Real Estate                              36         23         19
   General & administrative                 69         92         69
                                        -------    -------    -------
       Total                             3,995      1,639      1,505
Operating income (loss):
   Fee Timber                            5,042      6,131      1,565
   TM&C                                    842       (404)       (32)
   Real Estate                             635       (241)       885
   General & administrative               (848)      (738)      (870)
                                        -------    -------    -------
       Total                           $ 5,671    $ 4,748    $ 1,548
                                        =======    =======    =======


                         SELECTED STATISTICS

                                             Three months ended
                                        31-Mar-05 31-Mar-04 31-Dec-04
                                        --------- --------- ---------
Log sale volumes (thousand board feet):
   Export conifer                          3,510     5,624     1,153
   Domestic conifer                       15,065    11,690     5,414
   Pulp conifer                            2,937     2,633     1,422
   Hardwoods                               1,488       405     1,111
                                        --------- --------- ---------
   Total                                  23,000    20,352     9,100
                                        ========= ========= =========


                                           Three months ended
                                      31-Mar-05 31-Mar-04 31-Dec-04
                                      --------- --------- ---------
Average price realizations (per
 thousand board feet):
   Export conifer                     $    661  $    659  $    676
   Domestic conifer                        616       554       590
   Pulp conifer                            273       221       209
   Hardwoods                               627       558       617
   Overall                                 580       540       544

Owned timber acres                     115,103   115,125   118,488
Acres under management                 527,316     5,316   527,316
Capital expenditures ($000's)              948     9,331(b) 13,267(a)
Depletion ($000's)                       3,843     1,471     1,353
Depreciation and amortization
 ($000's)                                  152       168       152
Debt to total capitalization                36%       42%       40%

(a) Includes $12.3 million timberland acquisition closed in October
    2004.
(b) Includes $8.5 million timberland acquisition closed in January
    2004.


                    QUARTER TO QUARTER COMPARISONS
               (Amounts in $000's except per unit data)

                              Q1 2005 vs. Q1 2004  Q1 2005 vs. Q4 2004
                                Total   Per Unit     Total   Per Unit
                               -------- ---------   -------- ---------
Net income:
   1st Quarter 2005            $ 4,606  $   1.01    $ 4,606  $   1.01
   4th Quarter 2004                                     820      0.18
   1st Quarter 2004              3,998      0.88
                                -------  --------   -------  --------
      Variance                 $   608  $   0.13    $ 3,786  $   0.83
                                =======  ========   =======  ========

Detail of earnings variance:
Fee Timber:
   Log price realizations (A)  $   920  $   0.21    $   828  $   0.18
   Log volumes (B)                 741      0.17      5,413      1.21
   Timberland sale income           (6)        -          -         -
   Depletion                    (2,372)    (0.53)    (2,490)    (0.55)
   Other Fee Timber               (372)    (0.09)      (274)    (0.06)
Timberland Management &
 Consulting:
   Management fee changes        1,187      0.26        832      0.19
   Other Timberland Mgmnt &
    Consulting                      59      0.01         42      0.01
Real Estate:
   Land sales                      903      0.20       (314)    (0.07)
   Other                           (27)    (0.01)        64      0.01
General & administrative costs    (110)    (0.02)        22         -
Interest expense                    38      0.01          2         -
Other (taxes, minority int.,
 interest inc.)                   (353)    (0.08)      (339)    (0.09)
                                -------  --------    -------  --------
Total change in net income     $   608  $   0.13    $ 3,786  $   0.83
                                =======  ========    =======  ========

(A) Price variance allocated based on changes in price using the lower period volume.
(B) Volume variance allocated based on change in sales volume and the average log sales price for the current period less variance in log production costs.


     CONTACT: Pope Resources
              Tom Ringo, 360-697-6626
              Fax 360-697-1156